Exhibit 2.01

Resource Extraction Payment Report

Coronado Global Resources Inc. (“Coronado” or “the Company”)

For the period from January 1, 2025 to December 31, 2025

Currency of Report: United States Dollars

In this report, references to “US$” refers to United States dollars, the lawful currency of the United States, and “A$” refers to Australian dollars, the lawful currency of the Commonwealth of Australia. This report is expressed in thousands of US$ unless otherwise stated. All payments to government entities in Australia were made in A$, and all payments to government entities in the United States were made in US$. When payments were made in A$, such payments were converted into US$ using a weighted average of exchange rates during the period. The weighted average exchange rate for the period from January 1, 2025 to December 31, 2025 was A$1 = US$0.644566

Project-Level Disclosure:

Country	Mineral type and extraction method	Project and major subnational jurisdiction of project	Taxes	Royalties	Fees	Production entitlements	Bonuses	Dividends	Payments for infrastructure improvements	Community and social responsibility payments required by law or contract	Total
Australia	Coal, open pit and underground mining	Curragh(1), Central Queensland	$ 4,377(4)	$ 129,434	$ 117,774	—	—	—	—	—	$ 251,585
Total Australia			$ 4,377	$ 129,434	$ 117,774	—	—	—	—	—	$ 251,585
United States	Coal, underground mining	Buchanan(2), Virginia	$ 1,271(5)	—	$ 202	—	—	—	—	—	$ 1,473
United States	Coal, open pit and underground mining(3)	Logan(3), West Virginia	$ 1,362(6)	—	$ 444	—	—	—	—	—	$ 1,806
Total United States			$ 2,633	—	$ 646	—	—	—	—	—	$ 3,279
		Total	$ 7,010	$ 129,434	$ 118,420	—	—	—	—	—	$ 254,864

Notes:

(1) Curragh is part of Coronado's Australia business segment.

(2) Buchanan is part of Coronado's United States business segment.

(3) The Company divested its interest in Logan on July 31, 2026. However, Logan was part of the Coronado’s United States business segment during the year ended December 31, 2026.

(4) Relates to payroll tax paid to Queensland Treasury.

(5) Includes reclamation tax of $0.3 million paid to the Office of Surface Mining Reclamation and Enforcement.

(6) Includes reclamation tax of $0.2 million paid to the Office of Surface Mining Reclamation and Enforcement.

Government-Level Disclosure:

Country	Payee Name	Departments, Agency, etc. within Payee that received payments	Taxes	Royalties	Fees	Production entitlements	Bonuses	Dividends	Payments for infrastructure improvements	Community and social responsibility payments required by law or contract	Total
Australia	Government of Australia	Australian Taxation Office	$ 169	—	—	—	—	—	—	—	$ 169
Total Government of Australia			$ 169	—	—	—	—	—	—	—	$ 169
Australia	Government of Queensland	Sunwater Limited	—	—	$ 3,355	—	—	—	—	—	$ 3,355
Australia	Government of Queensland	Stanwell Corporation Limited	—	—	$ 68,769	—	—	—	—	—	$ 68,769
Australia	Government of Queensland	Resources Safety and Health Queensland	—	—	$ 1,896	—	—	—	—	—	$ 1,896
Australia	Government of Queensland	Queensland Treasury	$ 4,208	$ 129,434	—	—	—	—	—	—	$ 133,642
Australia	Government of Queensland	Gladstone Ports Corporation Limited	—	—	$ 30,128	—	—	—	—	—	$ 30,128
Australia	Government of Queensland	Central Highlands Regional Council	—	—	$ 10,403	—	—	—	—	—	$ 10,403
Australia	Government of Queensland	Department of Environment and Science	—	—	$ 164	—	—	—	—	—	$ 164
Australia	Government of Queensland	Department of Natural Resources Mines and Energy	—	—	$ 2,332	—	—	—	—	—	$ 2,332
Australia	Government of Queensland	Workcover Queensland	—	—	$ 727	—	—	—	—	—	$ 727
Total Government of Queensland			$ 4,208	$ 129,434	$ 117,774	—	—	—	—	—	$ 251,416
United States	Government of the United States	Office of Surface Mining Reclamation and Enforcement	$ 485	—	—	—	—	—	—	—	$ 485
United States	Government of the United States	U.S. Department of Labor	—	—	$ 646	—	—	—	—	—	$ 646
United States	Government of the United States	United States Treasury	$ 2,148	—	—	—	—	—	—	—	$ 2,148
Total Government of the United States			$ 2,633	—	$ 646	—	—	—	—	—	$ 3,279